Exhibit 24.2

MISTER CAR WASH, INC.

Power of Attorney

I hereby constitute and appoint each of John Lai and Jedidiah Gold, acting alone or together with another attorney-in-fact, as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to Mister Car Wash, Inc.’s Registration Statement on Form S-1 (File No. 333-258186) (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 24, 2022.

By:	/s/ Ronald Kirk
Name:	Ronald Kirk